Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2018, relating to our audit of the consolidated financial statements of Guaranty Bancshares, Inc., appearing in the Annual Report on Form 10-K of Guaranty Bancshares, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Whitley Penn LLP

Dallas, Texas
December 12, 2018